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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 2004 relating to the consolidated financial statements as of December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002, which appears in Omtool Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2004

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  Exhibit 23.3